EXHIBIT 23.2
CONSENT OF WRIGHT & COMPANY, INC.
     We hereby consent to the use of the name Wright & Company, Inc. and to the incorporation by reference of our name in the Annual Report on Form 10-K of Range Resources Corporation (the “Company”) for the fiscal year ended December 31, 2009 and our report attached as Exhibit 99.1 to Amendment No. 1 to the Annual Report on Form 10-K of Range Resources Corporation for the year ended December 31, 2009, filed on Form 10-K/A.

Wright & Company, Inc.

by: D. Randall Wright
President

Brentwood, Tennessee
November 19, 2010